Filed pursuant to Rule 424(b)(5)

Registration No. 333-284188

PROSPECTUS SUPPLEMENT

(To prospectus dated June 11, 2025)

CONNEXA SPORTS TECHNOLOGIES INC.

Up to $2,213,152 of Shares of

Common Stock

We have entered into a sales agreement (the “Sales Agreement”) with A.G.P./Alliance Global Partners (the “Sales Agent” or “AGP”), pursuant to which we may, from time to time, issue and sell shares of our common stock, $0.001 par value per share (the “Common Stock”), covered by this prospectus supplement and accompanying prospectus from time to time through or to the Sales Agent, acting as our agent or principal.

An At-the-Market (“ATM”) program will allow us to raise capital by selling shares of Common Stock in open market transactions at our discretion. Unlike in underwritten public offerings, sales under ATM programs are not marketed, they are made at prevailing market prices, and they are generally less dilutive to stockholders than marketed offerings that generate the same net proceeds because (i) they are typically less expensive to transact than marketed offerings and (ii) they can be executed without a discount to the prevailing market price of the stock that is typical in marketed offerings. Our Board of Directors (the “Board”) has concluded that, at this time, it is in our best interest to have an ATM program available and to be used at our discretion for capital raising, since it enables us to determine the timing, quantity, and pricing of sales. Under the Sales Agreement, we will not be obligated to sell any shares, but we may issue and sell shares of Common Stock having an aggregate gross sales price of up to $2,213,152 through the Sales Agent.

The Common Stock is listed on the Nasdaq Capital Market under the symbol “YYAI.” On June 11, 2025, the closing sale price of the Common Stock was $0.96.

The aggregate market value of the outstanding Common Stock held by non-affiliates is $6,639,457.89 based on 14,563,026 shares of outstanding Common Stock, of which 8,127,572 are held by affiliates, and a per share price of $1.0317 based on the closing sale price of the Common Stock on May 8, 2025. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell Common Stock in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Shares of Common Stock covered by this prospectus may be sold by any method deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). If authorized by us in writing, the Sales Agent may also sell shares of our Common Stock in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or by any other method permitted by law. If we and the Sales Agent agree on any method of distribution other than sales of shares of our Common Stock on or through Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. The Sales Agent is not required to sell any specific number or dollar amount of securities but, when it receives a sale order from us, the Sales Agent has agreed to use commercially reasonable efforts consistent with normal trading and sales practices to execute the order on mutually agreed terms. There is no arrangement for funds to be received in any escrow, trust, or similar arrangement.

The compensation payable to the Sales Agent for sales of Common Stock sold pursuant to the Sales Agreement will be 3.0% of the gross proceeds of the sales price of Common Stock sold, in addition to reimbursement of certain expenses. See “Plan of Distribution.” We anticipate no other commissions or material expenses for sales under the Sales Agreement. The orders will be executed at price limits imposed by us.

Even though this prospectus does not relate to a marketed offering of Common Stock, in connection with the sale of Common Stock under the Sales Agreement, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Sales Agent against certain civil liabilities, including liabilities under the Securities Act. See the section titled “Plan of Distribution” on page S-7 of this prospectus.

We are a “controlled company” as defined under the Nasdaq Stock Market Listing Rules, because our existing controlling shareholder Mr. Hongyu Zhou is able to exercise a majority of the total voting power of our Common Stock. As a controlled company, we may elect not to comply with certain Nasdaq corporate governance requirements, including the requirements to have (i) a board composed of a majority of independent directors; (ii) compensation of executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; and (iii) director nominees selected or recommended for our board either by a majority of the independent directors or by a nominating committee comprised solely of independent directors. If we cease to be a “controlled company” and our shares are listed on Nasdaq, we will be required to comply with these standards and, depending on the independence determination with respect to our then-current directors, we may be required to add additional directors to our board to achieve such compliance within the applicable transition periods. We currently do, and intend to continue to, comply with the Nasdaq corporate governance requirements for companies that are not controlled companies.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” BEGINNING ON PAGE S-5 OF THIS PROSPECTUS AND IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK.

We face risks associated with our operating subsidiary, Yuanyu Enterprise Management Co., Limited (“YYEM”) being based in the Hong Kong Special Administrative Region (“Hong Kong”) of the People’s Republic of China (the “PRC”). As a special administrative region of the PRC, Hong Kong enjoys separate governing and economic systems from that of mainland China under the principle of “one country, two systems.” The Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”) provides that PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law, which is confined to laws relating to national defense, foreign affairs, and other matters that are not within the scope of autonomy. YYEM therefore is not directly subject to PRC laws and regulations regarding the general conduct of its business or regarding overseas listings. Nevertheless, Hong Kong is part of China, giving rise to a number of regulatory, liquidity, and enforcement risks. For example, we may face risks and uncertainties regarding the enforcement of laws and the fact that rules and regulations in the PRC can change quickly with little advance notice. In addition, the Chinese government could intervene or influence our operations at any time, or could exert more control over offerings conducted overseas or foreign investment in China-based issuers, which could result in a material change in our operations or the value of our Common Stock. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas or over foreign investment in China-based issuers, in particular any effort to extend such actions directly or indirectly to Hong Kong-based companies, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “The Company — Permission or Approvals Required from the PRC Authorities with respect to the Operations of YYEM.”

Following the completion of the Acquisition (as defined below), we directly own YYEM and do not have or intend to have any contractual arrangement to establish a variable interest entity (“VIE”) structure with any entity in mainland China. If we did have a VIE structure, any action by the Chinese government to disallow such structures would likely result in a material change in our operations and a material change in the value of the securities we are registering for sale, including the possibility that such development could cause the value of our securities to significantly decline or become worthless.

In the event that YYEM were to become subject to PRC laws and regulations, it could incur material costs to ensure compliance, and it might be subject to fines, or no longer be permitted to continue business operations as presently conducted; and we could experience devaluation of our securities or delisting, or no longer be permitted to conduct offerings to foreign investors. Being based in Hong Kong, YYEM faces risks and uncertainties associated with the complex and evolving PRC laws and regulations, in particular, whether and how those laws and regulations, including recent PRC government statements and regulatory developments such as those relating to corporate structure, overseas listings, data- and cyberspace security, and anti-monopoly concerns, might be applicable to Hong Kong-based companies such as YYEM. If certain PRC laws and regulations were to become applicable to YYEM in the future, it could have a material adverse impact on our business, financial condition, and results of operations and on our ability to offer or continue to offer securities to investors, any of which could cause the value of our securities, including the shares that we are registering for sale, to significantly decline or become worthless.

One of YYEM’s licensees is based in Mainland China, which imposes various limitations, procedures, and formalities on payments out of China. YYEM understands from this licensee that because the royalties due under the applicable licensing agreement constitute current account payments, the payment of the royalties is permitted under PRC regulations, subject to certain routine requirements, but there can be no assurance that China’s capital controls will not hinder the ability of the licensee to make the required royalty payments on time or at all.

On December 16, 2021, the PCAOB reported that it was unable to completely inspect or investigate registered public accounting firms headquartered in mainland China or Hong Kong because of a position taken by one or more authorities in each of those jurisdictions. However, following the signing of a Statement of Protocol with the China Securities Regulatory Commission (the “CSRC”) and the Ministry of Finance of the PRC in August 2022, the PCAOB on December 15, 2022 vacated its previous determination and confirmed that it was now able to secure complete access to inspect and investigate registered public accounting firms headquartered in those jurisdictions. Nevertheless, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB may issue a new determination.

Neither our current auditor, Enrome, nor our former auditors, B&A and Olayinka Oyebola & Co. (“OOC”), is headquartered in mainland China or Hong Kong and neither was identified as an accounting firm subject to the determinations announced by the PCAOB in December 2021. Nevertheless, should Enrome, B&A, or OOC in the future have any work papers in China or Hong Kong that the PCAOB is unable to fully inspect, it will be difficult to evaluate the effectiveness of B&A’s or OOC’s audit procedures or equity control procedures and investors could consequently lose confidence in our reported financial information and procedures or the quality of our financial statements, which could adversely affect us and our securities. Furthermore, if trading in our securities is prohibited under the Holding Foreign Companies Accountable Act (“HFCAA”) in the future because the PCAOB determines that it cannot inspect or fully investigate Enrome at such future time, an exchange will likely delist our securities. See “The Company — Permission or Approvals Required from the PRC Authorities with respect to the Operations of YYEM.”

OOC and its principal, Olayinka Oyebola, have been charged by the SEC in connection with allegedly aiding and abetting a securities fraud. On October 30, 2024, the Board of Directors and the audit committee approved the engagement of B&A as the Company’s independent registered public accounting firm for the fiscal year ended April 30, 2025, effective immediately, and dismissed OOC as the Company’s independent registered public accounting firm. On March 24, 2025, the Board and the audit committee of the Board approved the engagement of Enrome as the Company’s independent registered public accounting firm for the fiscal year ended April 30, 2025 and dismissed B&A as the Company’s independent registered public accounting firm. Because OOC was also the independent registered public accounting firm for YYEM for the fiscal year ended January 31, 2024, if OOC’s audit work is found to be deficient, financial reporting of the Company and YYEM could be questioned, leading to potential restatements, delays in regulatory filings, or reputational harm. If OOC is barred from acting as auditors or accountants for U.S. public companies, we will be unable to include financial statements of the Company and YYEM reviewed by OOC in any filing made after that date, and those financial statements will need to be reaudited. Any of these outcomes could have a material adverse effect on our and YYEM’s business, financial condition, and stock price, which could contribute to the loss of all or part of your investment. See “Risk Factors — The SEC’s charges against our former independent auditor, Olayinka Oyebola & Co., could impact the credibility of our financial statements and those of YYEM, potentially leading to restatements and other adverse effects.”

We anticipate that revenue will primarily be received by YYEM, where it will be used to pay operating expenses and be reinvested in outsourced R&D, the purchase of additional patents and other intellectual property, and branding and other promotional activities, among other things. If needed, management may decide to transfer cash between YYEM and the Company, or between one of these two entities and any subsidiaries that we may establish or acquire in other jurisdictions. We do not intend to declare dividends or distribute earnings (if any) in the near future. Any determination to declare dividends or distribute earnings (if any) in the future will be at the discretion of our board of directors.

The Company and YYEM are not subject to any significant restrictions on buying or selling foreign exchange or on transferring cash between entities within our group, across borders, or to U.S. investors. Nor are there any significant restrictions or limitations on our ability to distribute earnings (if any) from YYEM to the Company and U.S. investors or our ability to settle amounts owed. However, there can be no assurance that the PRC government will not intervene or impose restrictions on the ability of YYEM to buy or sell foreign exchange or transfer or distribute cash within our organization.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

A.G.P.

The date of this prospectus supplement is June 11, 2025.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) utilizing a “shelf” registration process on January 8, 2025. Under the shelf registration process, we may offer shares of Common Stock from time to time at prices and on terms to be determined by market conditions at the time of offering, and, specifically, up to $2,213,152 under this prospectus supplement. This prospectus supplement and the documents incorporated herein by reference include important information about us, the shares being offered, and other information you should know before investing in the Common Stock.

This prospectus supplement describes the specific terms of the Common Stock we are offering and also adds to, and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in this prospectus supplement and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the Sales Agent has not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Sales Agent is not, offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus or any sale of the Common Stock. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.

You should read this prospectus supplement, and the documents incorporated by reference into this prospectus supplement and in any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information; Incorporation by Reference.”

We are offering to sell, and seeking offers to buy, shares of Common Stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to the offering of the Common Stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the prospectus and accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

As used in this prospectus, unless the context otherwise requires, the terms “Connexa,” “Company,” “we,” “us,” or “our” refer to Connexa Sports Technologies Inc. and its subsidiaries. When we refer to “you,” we mean the holders of the applicable series of securities.

S-1

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth in the section titled “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K.

The Acquisition

On March 18, 2024, the Company entered into a share purchase agreement (the “Purchase Agreement”) and a share exchange agreement (the “Exchange Agreement”) to acquire 70% of Yuanyu Enterprise Management Co., Limited (“YYEM”) from Mr. Hongyu Zhou, the sole shareholder of YYEM (“YYEM Seller”) for a combined $56 million (the “Acquisition”). $16.5 million of this amount was paid in cash on March 20, 2024 pursuant to the Purchase Agreement to acquire 20% of YYEM.

On November 21, 2024, following The Nasdaq Stock Market LLC’s (“Nasdaq”) approval of the new listing application submitted to it in connection with the Acquisition, the Company completed the purchase of 5,000 ordinary shares of YYEM, representing 50% of the issued and outstanding ordinary shares of YYEM, for 8,127,572 newly issued shares of Common Stock to the YYEM Seller, representing 55.8% of the issued and outstanding shares of Common Stock as of the date of the closing (the “Share Exchange Transaction”). As part of this transaction, the Company agreed to sell its wholly owned subsidiary, Slinger Bag Americas Inc., to a newly established Florida limited liability company called J&M Sports LLC (“J&M”). J&M is owned by Yonah Kalfa, former Chief Innovation Officer and director of the Company, Mike Ballardie, former President, Chief Executive Officer, Treasurer and director of the Company, Juda Honickman, former Chief Marketing Officer of the Company, and Mark Radom, former general counsel and Secretary of the Company. On November 21, 2024, the Company entered into a separation and assignment agreement (the “Separation Agreement”) with J&M, to sell, transfer and assign all or substantially all of its legacy business, assets and liabilities related to or necessary for the operations of its “Slinger Bag” business or products (the “Legacy Business”) to J&M, in consideration for $1.00. Following the Separation Agreement, J&M has obtained the sole right to and assumed all the obligations of the Legacy Business and is liable to the Company for any losses arising from third-party claims against the Company that arise from liabilities related to the Legacy Business (the “Separation”). As a result of the completion of the Acquisition, on November 21, 2024, the Company’s directors and officers resigned from their positions on November 21, 2024. On November 19, 2024, prior to the resignation of all of the directors of the Company, the Board appointed the five (5) directors named below, with such appointment taking effect on November 21, 2024 upon the closing of the Transaction.

Name	Age	Position
Thomas Tarala	59	Chief Executive Officer and Director
Guibao Ji	61	Chief Financial Officer
Hongyu Zhou	37	Director
Warren Thomson	49	Director
Chenlong Liu	36	Director
Kong Liu	36	Director

As an inducement to the Company to complete the Acquisition, YYEM agreed, pursuant to the Exchange Agreement, to make an aggregate payment to the Company of $5,000,000, all of which had been transferred to the Company and, following the completion of the Acquisition, J&M.

Mr. Zhou owns 8,127,572 shares of Common Stock, representing 55.8% of the issued and outstanding shares of Common Stock as of May 27, 2025.

S-2

Business Overview

Established in November 2021, YYEM is based in Hong Kong and operates in the emerging love and marriage market sector. YYEM owns proprietary intellectual property (IP) that the Company believes is unique to this business sector. Its AI matchmaker application is designed to integrate with existing Big Data models and provides an ability to connect to other larger AI models.

YYEM collected royalties of approximately $1.9 million (audited) in its fiscal year ended January 31, 2024. In addition, YYEM has entered into term sheets with three entities — one in Hong Kong for rights to use the IP in Japan and South Korea among other locations, one in the UK for rights to use the IP in Europe, and one in the USA for rights to use the IP in Sub-Saharan Africa — with cumulative possible revenues over the next three years of more than $70 million.

For the quarter ended October 31, 2024, the operations of Connexa Sports Technologies Inc., Slinger Bag Americas, Slinger Bag Canada, Slinger Bag UK, Slinger Bag Limited, and Gameface are collectively referred to as the “Company.” Following the closing of the Acquisition and the separation of the Legacy Business, the Company’s historic operations are no longer part of the Company’s operations and YYEM is the Company’s operating subsidiary. The results of the Company’s operations for the nine months ended January 31, 2025 reflect the Legacy Business operations and are not necessarily representative of what the results of operations of the Company (based on YYEM’s results of operations) will be following the Acquisition.

Corporate Information

The Company was incorporated under the laws of the State of Nevada on July 12, 2015 and redomiciled in the State of Delaware on April 7, 2022 under the name Connexa Sports Technologies Inc. Our corporate offices are located at 74 E. Glenwood Ave. #320, Smyrna, DE 19977. Our telephone number is (443) 407-7564. Our website is www.yuanyuenterprise.com. None of the information on our website or any other website identified herein is part of this prospectus or the registration statement of which it forms a part.

S-3

THE OFFERING

Common Stock offered by us	Shares of Common Stock having an aggregate offering price of up to $2,213,152.

Common Stock outstanding after this offering	Up to 17,235,915 shares, assuming sales of 2,672,889 shares of Common Stock in this offering at an offering price of $0.828 per share, which was the last reported sale price of the Common Stock on the Nasdaq Capital Market on May 27, 2025. The actual number of shares issued will vary depending on how many shares we choose to sell and the sales price under this offering.

Plan of Distribution	“At-the-market offering” that may be made from time to time on the Nasdaq Capital Market or other existing trading market for the Common Stock through the Sales Agent, acting as sales agent or principal. See the section entitled “Plan of Distribution” on page S-7 of this prospectus.

Use of Proceeds	We intend to use the net proceeds from this offering for capital expenditure, sales and marketing activities, and working capital and general corporate purposes. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, we will retain broad discretion over the allocation of net proceeds. See the section titled “Use of Proceeds” on page S-7 of this prospectus.

Risk factors	See “Risk Factors” beginning on page S-5 of this prospectus and the other information included in, or incorporated by reference into, this prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of the Common Stock.

Nasdaq Capital Market symbol	“YYAI”

The number of shares of Common Stock to be outstanding after this offering is based on 14,563,026 shares of Common Stock outstanding as of May 27, 2025 and does not include (i) 2,024 shares of Common Stock underlying outstanding warrants, at a weighted average exercise price of $0.01 per share and (ii) 1,500,000 shares of Common Stock reserved for future issuance under the 2020 Slinger Bag Inc. Global Share Incentive Plan.

S-4

RISK FACTORS

Before purchasing any of the securities, you should carefully consider the risk factors relating to our company described below and incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended April 30, 2024 or Quarterly Reports on Form 10-Q, as well as the risks, uncertainties, and additional information set forth in other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information; Incorporation by Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.

Risks Related to Our Business, Operations, Industry, Legal, and Regulatory Requirements

We have limited financial resources. Our former independent registered public accounting firm’s report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

As a result of our deficiency in working capital on April 30, 2024 and other factors, our former auditors, Olayinka Oyebola & Co. (“OOC”), have included a paragraph in their audit report regarding substantial doubt about our ability to continue as a going concern.

We have recorded net losses since inception and have significant accumulated deficits. We have relied upon loans and equity financings for operating capital. Total revenues may be insufficient to pay off debt and fund operations. We may be required to rely on further debt financing, further loans from related parties, and private or public placements of shares of Common Stock for our additional cash needs. Such funding sources may not be available, or the terms of such funding sources may not be acceptable to the Company.

The SEC’s charges against our former independent auditor, Olayinka Oyebola & Co., could impact the credibility of our financial statements and those of YYEM, potentially leading to restatements and other adverse effects.

Our former independent auditor, OOC, has been charged by the SEC in connection with allegedly aiding and abetting violations of the antifraud provisions of the federal securities laws. The SEC also charged OOC’s principal, Olayinka Oyebola, with allegedly aiding and abetting a violation involving lying to auditors. The SEC complaint seeks civil penalties as well as permanent injunctive relief, including an order permanently barring Mr. Oyebola and OOC from acting as auditors or accountants for U.S. public companies or otherwise providing substantial assistance in the preparation of financial statements filed with the SEC. This action could affect the credibility of the financial statements audited by OOC. If their audit work is found to be deficient, our financial reporting could be questioned, leading to potential restatements, delays in regulatory filings, or reputational harm. If OOC is barred from acting as auditors or accountants for U.S. public companies, we will be unable to include the financial statements reviewed by OOC in any filing made after that date, and our financial statements will need to be reaudited. Any of these outcomes could have a material adverse effect on our business, financial condition, and stock price, which could contribute to the loss of all or part of your investment.

On October 30, 2024, the Board of Directors and the audit committee approved the engagement of B&A as the Company’s independent registered public accounting firm for the fiscal year ended April 30, 2025, effective immediately, and dismissed OOC as the Company’s independent registered public accounting firm.

On March 24, 2025, the Board and the audit committee of the Board approved the engagement of Enrome LLP as the Company’s independent registered public accounting firm for the fiscal year ended April 30, 2025 and dismissed B&A as the Company’s independent registered public accounting firm.

In addition to serving as our former independent auditor, OOC was also the independent registered public accounting firm for YYEM for the fiscal year ended January 31, 2024. As a result, the SEC action could impact the credibility of YYEM’s financial statements audited by OOC. If a restatement of YYEM’s financial statements is required, it could materially affect our reported financial condition and results of operations, particularly given the impact of the Acquisition. Specifically, any potential restatement could affect the accounting treatment of the acquisition, our historical and pro forma financial statements, and the value of YYEM’s assets on our balance sheet. Furthermore, if any deficiencies in OOC’s audit work necessitate reauditing YYEM’s financial statements, it could result in delays in our SEC filings and increased costs associated with obtaining new audits. These factors could have a material adverse effect on our financial condition, business operations, and the value of our securities.

Risks Relating to this Offering

We may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

We currently intend to use the net proceeds of this offering, if any, for general corporate purposes, which may include working capital, capital expenditures, acquisitions of additional brands or companies (although no potential acquisition targets have been currently identified), and investments. This expected use of the net proceeds from this offering represents our intentions based on our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. Because of the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, we will retain broad discretion over the allocation of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of the Common Stock. See “Use of Proceeds.”

S-5

The sale of the Common Stock in this offering and any future sales of the Common Stock may depress our stock price and our ability to raise funds in new stock offerings.

We may issue Common Stock from time to time in connection with this offering. This issuance from time to time of these new shares of Common Stock, or our ability to issue these shares of Common Stock in this offering, could result in resales of the Common Stock by our current stockholders concerned about the potential dilution of their holdings. In addition, sales of the Common Stock on the public market following this offering could lower the market price of the Common Stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all. We cannot predict the number of these shares that might be resold or the effect that future sales of shares of Common Stock would have on the market price of the Common Stock.

We plan to sell shares of the Common Stock in “at-the-market offerings” and investors who buy shares of Common Stock at different times will likely pay different prices.

Investors who purchase shares of Common Stock in this offering at different times will likely pay different prices and may experience different outcomes in their investment results. We will have discretion, subject to the effect of market conditions, to vary the timing, price, and number of shares sold in this offering. Investors may experience a decline in the value of their shares of Common Stock. The trading price of the Common Stock has been volatile and subject to wide fluctuations. Many factors could have an impact on the market price of the Common Stock, including the factors described above and in the accompanying prospectus and those incorporated by reference herein and therein.

We cannot predict the actual number of shares of Common Stock that we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we will have the discretion to deliver a placement notice to the Sales Agent at any time during the term of the Sales Agreement. The number of shares of Common Stock that are sold through the Sales Agent will fluctuate based on a number of factors, including the market price of the Common Stock during the sales period, the limits we set with the Sales Agent in any applicable placement notice, and the demand for the Common Stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not possible to predict the number of shares that will be sold or the gross proceeds we will raise in connection with those sales.

Sales of a significant number of shares of Common Stock in the public markets, or the perception that such sales could occur, could depress the market price of the Common Stock.

Sales of a significant number of shares of Common Stock in the public markets, or the perception that such sales could occur as a result of our utilization of our shelf registration statement, our Sales Agreement with the Sales Agent or otherwise could depress the market price of the Common Stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of Common Stock or the market perception that we are permitted to sell a significant number of our securities would have on the market price of the Common Stock.

We are a “controlled company” within the meaning of Nasdaq listing standards and, as a result, will qualify for exemptions from certain corporate governance requirements.

Hongyu Zhou, a director of the Company, holds approximately 55.8% of the voting power in us and, as a result, we are a “controlled company” within the meaning of the Nasdaq listing standards. For so long as we remain a controlled company, we are eligible to be exempted from the obligation to comply with certain Nasdaq corporate governance requirements, however, we do not plan to take advantage of the exemptions provided to controlled companies, which include:

●	our Board is not required to be comprised of a majority of independent directors;
●	our Board is not subject to the compensation committee requirements; and
●	we are not subject to the requirements that director nominees be selected either by the independent directors or a nomination committee comprised solely of independent directors.

The controlled company exemptions do not apply to the audit committee requirement or the requirement for executive sessions of independent directors. We are required to disclose in our annual report that we are a controlled company and the basis for that determination. Although we do not plan to take advantage of the exemptions provided to controlled companies, we may in the future take advantage of such exemptions. Our status as a controlled company could cause our securities to be less attractive to certain investors or otherwise adversely affect our securities’ trading price.

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SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, principally in the sections entitled “Risk Factors.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements to differ materially from such predictions.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made or on management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

We may issue and sell shares of Common Stock having aggregate sales proceeds of up to $2,213,152 from time to time, before deducting Sales Agent commissions and expenses. The amount of proceeds from this offering will depend upon the number of shares of Common Stock sold and the market price at which they are sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. However, we currently intend to use the net proceeds from this offering for capital expenditure, sales and marketing activities, and working capital and general corporate purposes.

We will retain broad discretion in the allocation of the net proceeds from this offering and could utilize the proceeds in ways that do not necessarily improve our results of operations or enhance the value of the Common Stock.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with AGP under which we may from time to time issue and sell shares of Common Stock, having a maximum aggregate offering price of up to $2,213,152, to or through AGP, acting as our sales agent or principal. The sales of Common Stock, if any, under this prospectus supplement will be made at market prices by any method deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on Nasdaq, on any other existing trading market for the Common Stock or to or through a market maker. If we and AGP agree on any method of distribution other than sales of shares of Common Stock on or through Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

Each time that we wish to issue and sell shares of Common Stock under the Sales Agreement, we will provide AGP with a placement notice describing the amount of shares to be sold, the time period during which sales are requested to be made, any limitation on the amount of shares of Common Stock that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, AGP, acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq, to sell shares of Common Stock under the terms and subject to the conditions of the placement notice and the Sales Agreement. We or AGP may suspend the offering of Common Stock pursuant to a placement notice upon notice and subject to other conditions.

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Settlement for sales of Common Stock, unless the parties agree otherwise, will occur on the first trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of Common Stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and AGP may agree upon.

Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of shares of Common Stock we sell through this prospectus supplement will be dependent, among other things, on market conditions and our capital raising requirements.

We will report at least quarterly the number of shares of Common Stock sold through AGP under the Sales Agreement, the net proceeds to us and the compensation paid by us to AGP in connection with the sales of Common Stock under the Sales Agreement.

The offering pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of Common Stock subject to the Sales Agreement and (ii) termination of the Sales Agreement as permitted therein. We may terminate the Sales Agreement in our sole discretion at any time by giving five days’ prior notice to AGP. AGP may terminate the Sales Agreement under the circumstances specified in the Sales Agreement and in its sole discretion at any time by giving five days’ prior notice to us.

This prospectus supplement in electronic format may be made available on a website maintained by AGP, and AGP may distribute this prospectus supplement electronically.

Fees and Expenses

We will pay AGP commissions for its services in acting as our sales agent in the sale of Common Stock pursuant to the Sales Agreement. AGP will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds from the sale of Common Stock on our behalf pursuant to the Sales Agreement. We have also agreed to reimburse AGP for its reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) in an amount not to exceed $50,000 and up to an additional $20,000 per fiscal year for maintenance.

Assuming the sale of the maximum amount of the Common Stock permitted by regulation to be sold pursuant to the registration statement to which this prospectus supplement relates, we estimate that the total expenses for this offering, excluding compensation payable to AGP and certain expenses reimbursable to AGP under the terms of the Sales Agreement, will be approximately $75,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such Common Stock.

Regulation M

In connection with the sale of Common Stock on our behalf, AGP will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of AGP will be deemed to be underwriting commissions or discounts.

AGP will not engage in any market making activities involving the Common Stock while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, AGP will not engage in any transactions that stabilize the Common Stock.

Indemnification

We have agreed to indemnify AGP against certain civil liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended, and to contribute to payments that AGP may be required to make in respect of such liabilities.

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Listing

The Common Stock is listed on the Nasdaq Capital Market under the symbol “YYAI.”

Other Relationships

AGP and/or its affiliates may in the future engage, in transactions with, and may from time to time perform investment banking and advisory services for us in the ordinary course of their business and for which it will receive customary fees and expenses. In addition, in the ordinary course of its business activities, AGP and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

LEGAL MATTERS

The validity of the securities that may be offered hereby will be passed upon for us by Lucosky Brookman LLP, Woodbridge, New Jersey. The Sales Agent is being represented in connection with this offering by Thompson Hine LLP, New York, New York.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

On October 30, 2024, the Board and the audit committee of the Board approved the engagement of B&A as the Company’s independent registered public accounting firm for the fiscal year ended April 30, 2025, effective immediately, and dismissed OOC as the Company’s independent registered public accounting firm. On March 24, 2025, the Board and the audit committee of the Board approved the engagement of Enrome as the Company’s independent registered public accounting firm for the fiscal year ended April 30, 2025 and dismissed B&A as the Company’s independent registered public accounting firm.

Until B&A was engaged on October 31, 2024, OOC was the Company’s auditor and had audited the Company’s consolidated financial statements for the fiscal years ended April 30, 2023 and 2024.

The reason for the dismissal of OOC and the engagement of B&A is that due to the charges brought by the SEC against OOC for allegedly aiding and abetting a securities fraud, the risk of continuing with OOC as the Company’s auditor was no longer tolerable to the Company.

OOC’s reports on the consolidated financial statements of the Company for the years ended April 30, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, other than an explanatory paragraph regarding the Company’s ability to continue as a going concern.

During the course of OOC’s engagement there were no disagreements with OOC on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of OOC, would have caused OOC to make reference to the matter in its audit opinion.

There have been no disagreements with B&A, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of B&A, would have caused B&A to make reference to the subject matter of the disagreement in connection with its reports; and there were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the period B&A was engaged as the Company’s auditor.

Until the engagement of Enrome, B&A was the Company’s auditor, although it had not yet audited any of the Company’s consolidated financial statements, as the Company’s previous auditor, OOC, had audited the Company’s consolidated financial statements for the fiscal years ended April 30, 2023 and 2024.

The substitution of Enrome for B&A was to address challenges of the Company and B&A communicating in an effective and timely manner, given B&A’s location in Henderson, Nevada, and the Company’s management being based in Hong Kong.

We have provided OCC and B&A with a copy of the disclosures set forth under the heading “Changes In and Disagreements with Accountants on Accounting and Financial Disclosure” in this prospectus.

Prior to the engagement of Enrome, we did not consult with Enrome on matters that involved the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on our consolidated financial statements or any other matter that was either the subject of a disagreement or a reportable event.

EXPERTS

The financial statements as of and for the years ended April 30, 2024 and 2023 of Connexa have been audited by Olayinka Oyebola & Co. (“OOC”), an independent registered public accounting firm, and have been included on the authority of said firm as experts in auditing and accounting.

The financial statements as of and for the years ended January 31, 2024 and 2023 of YYEM have been audited by OOC and have been included on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our website address is www.yuanyuenterprise.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus supplement is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus supplement about the Sales Agreement are summaries and each statement is qualified in all respects by reference to the Sales Agreement to which it refers. You should refer to the actual Sales Agreement for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement.

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We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended April 30, 2024, filed with the SEC on July 25, 2024;

●	Our Quarterly Reports on Form 10-Q for the periods ended July 31, 2024, October 31, 2024, and January 31, 2025, filed with the SEC on September 10, 2024, December 13, 2024, and March 24, 2025;

●	Our Current Reports on Form 8-K filed with the SEC on May 7, 2024, May 17, 2024, June 17, 2024, July 2, 2024, November 1, 2024, November 25, 2024, January 14, 2025, February 6, 2025, February 18, 2025, February 24, 2025, and March 28, 2025 (in each case, except for information contained therein which is furnished rather than filed); and

●	The description of our Common Stock contained in our registration statement on Form 8-A12B filed with the SEC on June 14, 2022.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in this prospectus supplement) by contacting us as follows:

74 E. Glenwood Ave. #320

Smyrna, DE 19977

(443) 407-7564

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Up to $2,213,152 of Shares of Common Stock

PROSPECTUS SUPPLEMENT

A.G.P.

June 11, 2025